ASSET ACQUISITION AND PURCHASE AGREEMENT

      THIS ASSET ACQUISITION AND PURCHASE AGREEMENT dated March 31, 1997, by and between Nestor Interactive, Inc., a Delaware corporation, with a principal place of business at One Richmond Square, Providence, RI, 02906 ("Buyer"), Cyberiad Software, Inc., a Rhode Island corporation, with a principal place of business at Suite 160, 69 Governor Street, Providence, RI 02906("Seller"),
Christopher L. Scofield, an individual resident at 38 Meadow Lane, Barrington, RI 02806 ("Scofield"), and Jeffrey Pflum, an individual resident at 55 Autumn Road, Wrentham, MA 02093 ("Pflum" and, collectively with Scofield, "Owners" and Owners collectively with Buyer and Seller, the "Parties").

                            RECITALS

WHEREAS, Seller desires to transfer and sell to Buyer, and Buyer desires to acquire and buy from Seller, substantially all of the assets of Seller, including but not limited to all the patents, copyrights, trademarks, know-how, software and other proprietary or intellectual property of any kind of Seller, all upon the terms and conditions set forth herein;


NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements of the parties hereinafter set forth, the Parties hereto, intending to be legally bound, do hereby agree as follows:


                            Section 1

                   PURCHASE AND SALE OF ASSETS

     1.1 Purchase and Sale of Assets. Upon the terms and subject to the condition of this Agreement, Buyer agrees to purchase, accept, and acquire from Seller, and Seller agrees to sell, transfer, assign, convey, and deliver to Buyer, at the Closing, all right, title, and interest of Seller in and to all of the following rights and assets (collectively, the "Assets"):

           a.  Inventories. All inventories (the "Inventory")  of
(1) computer program code (in all media) and materials, including the Software Programs; (2) program documentation, including user materials and (3) all other unused or reusable materials, stores, and supplies, in each case to the extent used in, relating to, or arising out of the business (the "Business") of Seller as conducted on or before July 1, 1996 (the "Effective Date"). As of the Effective Date, the Inventory consists of the Inventory listed by category and volume level in Schedule 1.1.a.

            b. Technical Documentation All technical and descriptive materials (other than Inventory) relating to the acquisition, design, development, use, or maintenance of computer code and program documentation and materials in the Business (the "Technical Documentation").

           c. Software Contracts. All contracts, agreements, licenses, and other commitments and arrangements, oral or written, with any person or entity respecting the ownership, license, acquisition, design, development, distribution, marketing, use, or maintenance of computer program code, related technical or user documentation, and databases, in each case relating to or arising out of the Business (the "Software
Contracts"). As of the Effective Date, the Software Contracts consist of the items listed and classified in Schedule 1.1.c as
(1)  licenses from third parties (development and/or  marketing);
(2) licenses from third parties (internal use only); (3) development contracts, work-for-hire agreements, and consulting and employment agreements; (4) distributorships, dealerships, franchises, and manufacturer's representative contracts; (5) licenses and sublicenses to others; and (6) maintenance, support, or enhancement agreements.


            d. Business Records. All business and marketing records, including accounting and operating records, asset ledgers, inventory records, budgets, personnel records, payroll records, customer lists, employment and consulting agreements, supplier lists, information and data respecting leased or owned equipment, files, correspondence and mailing lists, advertising materials and brochures, and other business records used in the Business and relating to the Assets (the "Business Records").

            e. Authorizations. All governmental approvals, authorizations, certifications, consents, variances, permissions, licenses, and permits to or from, or filings, notices, or recordings to or with, federal, state, and local governmental authorities (the "Authorizations"), but subject, as to the reassignability to Buyer, to the procurement of the Required Government Consents. As of the Effective Date, the Authorizations consist of the items listed in Schedule 1.1.e.


           f. Intellectual Property. All patents, trademarks, service marks, trade names, and copyrights (including registrations, licenses, and applications pertaining thereto), and all other intellectual property rights, trade secrets, and other proprietary information, processes, and formulae used in the Business or otherwise necessary for the ownership and use of the Assets and the conduct of the Business (the "Intellectual Property"). As of the Effective Date, the Intellectual Property includes, but is not limited to, the trade name Cyberiad (under the law of the State of Rhode Island) and the other trademarks' service marks, and trade names, the copyrights, the patent applications and issued patents, the know-how and other technical information, and the software listed in Schedule 1.1.f.

           g. Claims. All claims Seller may have against any person relating to or arising from the Assets, including rights to recoveries for damages or defective goods, to refunds, insurance claims, and chooses in action ("Claims").

           h. Other Assets. All other assets of Seller listed  in
Schedule 1.1.h.

      1.2 Intent of the Parties. Although the Schedules to this Agreement are intended to be complete, to the extent any rights or assets of Seller are necessary or desirable for the ownership, exploitation or use of the Assets, but are not properly itemized or do not appear on the applicable Schedules where required, then, unless this Agreement otherwise expressly provides directly for Buyer to provide for or obtain such rights or assets in a different way, such rights and assets shall nonetheless be deemed transferred to Buyer at Closing. It is mutually acknowledged that the Schedules to Section 1.1 are to be prepared as of the Effective Date, and consequently the Assets so identified may vary on the Closing Date because of the effect of the ongoing operations of the Business.



                            Section 2

                    ASSUMPTION OF LIABILITIES

      2.1 Enumeration of Assumed Liabilities. At and after the Closing, Buyer shall assume and agree to pay or perform only the liabilities and obligations of Seller that (i) are listed in schedule 2.1 or (ii) arise after the Closing Date and are out of the Software Contracts (the "Assumed Liabilities"), if any.

      2.2 Liabilities Not Assumed. Without in any way expanding the specificity and limitation of Section 2.1, Buyer shall not assume or be responsible for any of other liabilities or obligations (the "Excluded Liabilities"), including without limitation:

            a. Nonenumerated Liabilities. Any liability or obligation of Seller of any kind, known or unknown, contingent or otherwise, not either enumerated as an Assumed Liability in
Section 2.1 or resulting from any other covenant, agreement, or indemnity of Buyer in this Agreement or the other agreements and instruments to be executed and delivered by Buyer in connection with Agreement.

           b. Taxes. Any liability or obligation of Seller for federal, state, or local income, franchise, property, sales or use, recapture or other taxes, assessments, and penalties, whether arising out of the transactions contemplated by this Agreement or otherwise.

           c. Violations of Law. Any liability or obligation resulting from violations of any applicable laws or regulations by Seller prior to the Closing Date or infringement of third-party rights or interests.

           d. Employee Liabilities. Any employee liabilities relating to present and past employees of the Business with respect to salaries, wages, plans, programs, policies, commitments, and other benefit entitlement established or existing on or prior to Closing (whether or not such liabilities are accrued or payable at Closing, and whether or not such liabilities are contingent in nature), including without limitation:

          1.     Any   liability  or  obligation   for   workers'
          compensation.

          2. Any current or future liabilities to employees retiring on, before, or after Closing, and their dependents.

          3. Any current or future liabilities for benefits that may have been accrued or earned by any employees associated with the Business on or before Closing under any pension plans relating to service prior to the Closing Date.

          4. Any current of future liabilities for claims incurred prior to Closing and related expenses with respect to any employees associated with the Business under any welfare or disability plans established or existing at or prior to Closing, regardless of when filed with Buyer, Seller, or the claims administrator for any such plan.

          5. Any retrospective premium on pension, savings, thrift, or profit-sharing plan contribution relating to any employees associated with the Business incurred or accrued prior to the Closing Date, regardless of when invoiced or recorded.

          6. Any monetary liability for severance payments that may arise at any time in favor of any of Seller's employees under any plan, program, policy, commitment, or other benefit entitlement.

           e. Product Liability. Any liability or obligation for product liability or warranty claims or damage claims arising out of defects in or failures of any product, program, or material of Seller or the Business provided, distributed, licensed, or delivered prior to the Closing Date.

           f. Incidents to Excluded Assets. Any liability or obligation associated with any of the asset of Seller other than the Assets.

           g.  Litigation. Any Litigation (as defined in  Section
4.20) pending or threatened against Seller or the Assets.

           h. Obligations to Owners. Any liability or obligation from Seller to either or both Owners whether or not reflected in the Financial Statements in excess of the amount in schedule 2.1.

                            Section 3

                              PRICE

     3.1 Purchase Price.

           a. The purchase price (the "Purchase Price") for the Assets will be (a) two hundred thousand (200,000) fully paid, duly authorized, validly issued and non-assessable shares of Nestor Stock (b) two (2) shares of the phantom stock described in
Section 3.1.b (the "Phantom Stock") The Purchase Price shall be subject to adjustment and offset at any time during the term of the Escrow Agreement (as provided in Section 8.2.d) under and in accordance with the terms and conditions set forth Sections 10.1,
10.6 and 12.12.

           b. Subject the terms and conditions contained in the remainder of this Section 3.1.b, the rights and privileges of a holder of any share of the Phantom Stock are:

     i. if, before a date seven (7) years after the Effective Date, Nestor or the Buyer sells or otherwise transfers all, or substantially all, the "Interactive Software Business" to any Person other than a Related Person of Nestor or the Buyer, then in such case such holder shall be entitled to receive from Nestor for each share of Phantom Stock then owned by it ten percent (10%) of the consideration (whether in cash, stock or otherwise) actually received by Nestor or the Buyer, as the case may be, for the Interactive Software Business;

     ii. if, before a date seven (7) years after the Effective Date, Nestor or the Buyer sells or otherwise transfers, in a single transaction or related group of transactions, assets or stock of subsidiaries (the "Sold Assets") which include all, or substantially all, the "Interactive Software Business" to any Person other than a Related Person of Nestor or the Buyer, then in such case such holder shall be entitled to receive from Nestor for each share of Phantom Stock then owned by it ten percent (10%) of the consideration (whether in cash, stock or otherwise) actually received for the Sold Assets times a fraction the numerator of which is the Total Revenues originating from the Interactive Software Business from Effective Date to the date of such transaction and the denominator of which is the Total Revenues originating from the Sold Assets during the same period; and

     iii. if, before a date seven (7) years after the Effective Date, all, or all substantially all, of the issued and outstanding securities of Nestor are purchased in a single transaction or a related group of transactions occurring at substantially the same time by any Person other than a Related Person of Nestor, then in such case such holder shall be entitled to receive from Nestor for each share of Phantom Stock then owned by it ten percent (10%) of the consideration actually received for such securities of Nestor times a fraction the numerator of which is the Total Revenues originating from the Interactive Software Business from Effective Date to the date of such transaction and the denominator of which is the Total Revenues of Nestor and all subsidiaries of Nestor during the same period.

The rights and privileges of the Phantom Stock are subject to the following terms and conditions:

     iv. No share of Phantom Stock may be sold, pledged, hypothecated or transferred in any way (whether or not for consideration) except to the Owners or to Nestor.

     v. In no event may rights relating to the Phantom Stock under more than one subsection (i.e., i., ii. or iii.) of this Section 3.1.b be exercised. In any case where more than one of such subsections may apply, only Section 3.1.b.i or 3.1.b.ii, as the case may be, shall be deemed to apply. In all cases the exercise of rights relating to the Phantom Stock under any subsection of this Section 3.1.b shall automatically terminate the right to exercise rights under the other subsections.

     vi. An Owner's share of Phantom Stock shall be canceled and be deemed void and of no further force or effect on the earlier of (i) a date seven (7) years from the Effective Date, (ii) the termination for any reason (except for Constructive Termination or for a termination by Nestor or Buyer which is not for Cause) of the employment of such Owner of the Phantom Stock in question with Nestor or the Buyer, as the case may be, (iii) the making of the payment provided in Section 3.1.b.i., ii. or iii. and (iv) thirty
     (30) days after Buyer or Nestor have notified Seller of a material breach of this Agreement if Seller or its delegate has failed to commence to cure said breach during such thirty (30)day period and has in any event failed to cure said breach within ninety (90) days after such notice.

     vii. Notwithstanding anything to the contrary that may be contained in this Agreement, no certificate or other document evidencing the Phantom Stock will be issued to Seller. There are no rights and privileges appertaining to the Phantom Stock except as is expressly set forth in this section 3.1.b, and, without limiting the foregoing, no holder of Phantom Stock shall be entitled to vote or to exercise any of the other rights or privileges of a holder of the stock of Nestor or the Buyer.

     viii.  As used in subparagraph 3.1.b.iii., but only in  such
     subparagraph,  the  term  "purchased"  shall  mean  only   a
     transaction in which the consideration received for the outstanding Nestor securities is either:

          (a) cash;

          (b)  securities of a company having Total Revenues  for
          the  then  immediately preceding  year  at  least   the
          following Applicable Multiple times the Total Revenues of Nestor for the same period

          Nestor Total Revenues              Applicable Multiple

          $10,000,000 or less                     10

          $10,000,001-$50,000,000                 4

          Greater than $50,000,000                2.5
                                                            ; or

          (c) a combination of (a) or (b).

     c. As used in this Agreement the following terms shall have the meanings as set forth:

"Cause"-- (i) any act or omission of either Owner which, in the good faith determination of the Board of Directors of Buyer or Nestor, as the case may be, has an adverse material effect on Buyer, Nestor, the Interactive Software Business or the ability or desirability of Nestor or the Buyer, as the case may be, to continue the employment of the Owner in question and is

     (a) an act of dishonesty against any member of the Group or fraud upon any member of the Group;

     (b) an act of dishonesty or fraud committed while in the employment of any member of the Group;

     (c) a failure to comply with applicable law while in the employment of any member of the Group;
     (d) a criminal act under applicable law (other than traffic or other minor offenses); or

     (e) by itself, or with the passage of time or the giving of notice (but in such case only after the applicable cure period has expired) or both, constitutes a breach of this Agreement or any obligation or duty owed under applicable law to any member of the Group, or

      (ii) the failure by either Owner in any other way, in the sole reasonable opinion of the board of directors of the member of the Group in question, materially to carry out his duties as an employee of such member of the Group after written notice of such failure and thirty (30) days opportunity to cure.

"Constructive Termination"- (i) the permanent reassignment of the Owner in question to a position whose duties are primarily neither technical nor managerial or (ii) a substantial permanent reduction in salary which is materially greater, on a proportional basis, than the greater of either (a) reductions being made at substantially the same time in the salaries of other employees of the Interactive Software Business or (b) reductions being made at substantially the same time in the salaries of other employees with similar job functions of Nestor; provided, however, that the term shall not include, and nothing herein shall be deemed to restrict Nestor's or the Buyer's right to change the title of, or reassign, either Owner within the Group so long as the duties of the position are primarily either technical or managerial or both.

"Group"-- the group of Related Persons consisting of Buyer, Nestor or any Related Person of Buyer or Nestor.

"Interactive Software Business"-the part of the business of Nestor (whether or not separately incorporated) which provides software solutions designed to increase a company's customer value and retention through identification of customer interests, values and behaviors through Internet and Intranet communications and such other business as the Board of Directors of Nestor, in its sole discretion, explicitly hereafter designates by valid resolution as part of the Interactive Software Business; excluding, without limitation, any assets or business of Nestor which are either (i) now existing or (ii) hereafter acquired or developed and unrelated to the Business.

"Nestor"-- Nestor Inc., a Delaware corporation, with a principal place of business at One Richmond Square, Providence, RI 02906.
Buyer is a wholly owned subsidiary of Nestor.

"Nestor Audited Financial Statements"-- Nestor's consolidated financial statements audited by Nestor's then independent accountants. To the extent any provision of this Agreement requires that an amount is to be determined by reference to Nestor Audited Financial Statements, the determination of such amount by the independent accountants who have audited the Nestor Audited Financial Statements for the year in question shall be final and binding on the Parties.

"Nestor Stock"-- the common stock, par value $.01 per share, of Nestor to be issued to Seller as part of the Purchase Price, which stock shall be issued to Seller without registration thereof under the Securities Act or any State securities law.

"Nestor Securities"- Nestor Stock and, if subject to regulation under the Securities Act or any State securities law, the Phantom
Stock.

"Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

"Related Person"--with respect to the Owners:

(a) each other member of such individual's Family;

(b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

(c) any Person (other than the Group) in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

(d) any Person (other than the Group) with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

(a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

(b)  any  Person that holds a Material Interest in such specified
Person;

(c) each Person (other than, in the case of the Group, the Owners) that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

(d)  any  Person in which such specified Person holds a  Material
Interest;

(e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

(f) any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

"Total   Revenues"--  the  amount  of  total  revenues  for   the
Interactive Software Business or all of Nestor, as the case may be, which is included in the income statement portion of the Nestor Audited Financial Statements for the year in question. In the case of a company (other than Nestor) described in Section 3.1.b.viii., Total Revenues shall mean the amount of total revenues which is included in the income statement portion of such company's audited financial statements for the year in question.

                            Section 4

       REPRESENTATIONS AND WARRANTIES OF SELLER AND OWNERS


      Seller and each Owner hereby individually, jointly and severely represent and warrant to Buyer as follows:

      4.1 Organization. Seller is a corporation validly existing and in good standing under the laws of the State of Rhode Island with the corporate power and authority to conduct its business (including the Business) and to own and lease its properties and assets (including the Assets). As of the Effective Date, the Closing Date, and each and every date between the Effective Date and the Closing Date, Owners are, and have been, the record and beneficial owners and holders of the all of the issued and outstanding stock or other equity of Seller or of Seller's predecessor, free and clear of all claims and encumbrances. All of the outstanding stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable. There are no contracts relating to the issuance, sale, or transfer of any security of the Company.

      4.2 Power and Authority. Seller and each Owner has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby and thereby, has taken all necessary action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and the other agreements and instruments to be executed and delivered by Seller and the Owners in connection with the transactions contemplated hereby shall be, the legal, valid, and binding obligations of Seller or Owners, as the case may be, enforceable in accordance with their terms.

     4.3 No Conflict. Neither the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby or thereby, nor the consummation of the transactions contemplated hereby or thereby, will violate or conflict with (1) any federal, state, or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment, or decree applicable to Seller, Owners, the Business, or the Assets, (2) any provision of any charter, bylaw or other governing or organizational instrument of Seller, or (3) except insofar as Required Contract Consents are to be procured prior to Closing, any mortgage, indenture, license, instrument, trust, contract, agreement, or other commitment or arrangement to which Seller or either Owner is a party or by which Seller or either Owner or any of the Assets is bound.

      4.4 Required Government Consents. Except for the filing and/or recording of deeds and other instruments of conveyance, transfer, or assignment required by federal copyright, patent, or trademark laws or the laws of the states in which the Assets are located ("Required Government Consents"), no approval, authorization, certification, consent, variance, permission, license, or permit to or from, or notice, filing, or recording to or with, federal, state, or local governmental authorities is necessary (i) for the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby or thereby by Seller or Owners or the consummation by Seller or the Owners of the transactions contemplated hereby or thereby, or
(2) the ownership and use of the Assets (including by Buyer).

      4.5  Required Contract Consents.  Except as  set  forth  in
Schedule 4.5 (such scheduled items being referred to herein as the "Required Contract Consents"), no approval, authorization, consent, permission, or waiver to or from, or notice, filing, or recording to or with, any person (other than the governmental authorities addressed in Section 4.4) is necessary for (1) the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby or thereby by Seller or Owners or the consummation by Seller or Owners of the transactions contemplated hereby; (2) the transfer and assignment to Buyer at Closing of the Software Contracts, or (3) the ownership and use of the Assets (including by Buyer).

      4.6 Title to Property. Buyer at Closing shall obtain good and marketable title to all of the Assets, free and clear of all title defects, liens, restrictions, claims, charges, security interests, or other encumbrances of any nature whatsoever, including any mortgages, leases, chattel mortgages, conditional sales contracts, collateral security arrangements, or other title or interest retention arrangements.

      4.7 Condition of Property. All of the Assets are in good operating order, condition, and repair, ordinary wear and tear excepted, and are suitable for use in the Business in the ordinary course.

      4.8 Inventory. Taken into account changes in the Business described in Schedule 4.16, all Inventory is of usable quality and includes no material amount of obsolete or discontinued items or items that cannot be used by Buyer in the Business in the ordinary course.

     4.9 Title to Intellectual Property.

           a. Ownership. Except for the rights and licenses validly and effectively established by the Software Contracts, Seller owns, Buyer shall receive at Closing, and the Intellectual Property includes, all patents, trademarks, service marks, trade names, and copyrights (including registrations, licenses, and applications pertaining thereto) and all other intellectual property rights, trade secrets, and other proprietary information, processes, and formulae (i) used in the Business or
(ii) otherwise necessary for the ownership and use of the Assets or the conduct of the Business or (iii) relating to any of the foregoing or arising therefrom whether owned by Seller or either Owner and whether on the Effective Date, the Closing Date or any date in between the Effective Date and the Closing Date. Schedule 1.1.f sets forth all registered trademarks and service marks, all reserved trade names, all registered copyrights, all filed patent applications and issued patients, all know-how and other technical information and all software (i) owned by Seller or
(ii) owned by either Owner and relating to or arising from the Business or the Assets or (iii) otherwise necessary for the conduct of the Business as conducted on or before the Effective Date.

           b. Procedures for Copyright Protection. Schedule 4.9.b sets forth the form and placement of the proprietary legends and copyright notices displayed in or on the Software Programs. In no instance has the eligibility of the Software Programs for protection under applicable copyright law been forfeited to the public domain by omission of any required notice or any other action.

           c. Procedures for Trade Secret Protection. Seller has at all times considered and treated the source code and system documentation relating to the Software Programs and any and all other Intellectual Property the confidentiality of which is necessary or desirable for the ownership and use of the Assets or the conduct of the Business as trade secrets. Seller has taken all reasonable steps to maintain the confidentiality of such Intellectual Property. Without limiting the foregoing, the source code and system documentation relating to the Software Programs
(1) have at all times been maintained in confidence and (2) have been disclosed by Seller only to employees and consultants having "a need to know" the contents thereof in connection with the performance of their duties to Seller.

           d. Personnel Agreements. The Owners and all other personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of the Software Programs, Technical Documentation, or Intellectual Property on behalf of Seller either (1) have been party to a "work-for-hire" arrangement or agreement with Seller, in accordance with applicable federal and state law, that has accorded Seller full, effective, exclusive, and original ownership of all tangible and intangible property thereby arising, or (2) have executed appropriate instruments of assignment in favor of Seller as assignee that have conveyed to Seller full, effective, and exclusive ownership of all tangible and intangible property thereby arising. The originals of all such agreements and assignments will have been delivered to the Buyer on or before the Closing Date.

           e. Absence of Claims. No claims have been asserted by any person or entity to the use of the Intellectual Property, and Seller does not know of any valid basis for any such claim. The use of the Intellectual Property by the Seller does not infringe on the rights of any person or entity.

       4.10   Description  of  Products;  Adequacy  of  Technical
Documentation.

            a. Schedule 4.10 contains a complete list and description of all products or services developed or marketed by the Seller since its organization. True, complete, and accurate copies of the source and object code of, and all Technical Documentation for, all such products Programs have been delivered to the Buyer.

           b. The Technical Documentation includes the source code, system documentation, statements of principles of operation, and schematics for all Software Programs, as well as any pertinent commentary or explanation that may be necessary to render such materials understandable and usable by a trained computer programmer. The Technical Documentation also includes any program (including compilers), "workbenches," tools, and higher level (or "proprietary") language used for the development, maintenance, and implementation of the Software Programs.

      4.11 Contracts--General.  The Software Contracts listed  in
Schedule 1.1.c constitute all contracts, agreements, licenses, and other commitments and arrangements effecting the Assets. All such contracts are valid, binding, and enforceable in accordance with their terms and are in full force and effect. There are no existing defaults by Seller under any such contracts and no act, event, or omission has occurred that, whether with or without notice, lapse of time, or both, would constitute a default thereunder.

     4.12 Third-Party Components in Software Programs. Seller has validly and effectively obtained the right and license to use, copy, modify, and distribute the third-party programming and materials contained in the Software Programs and Technical Documentation pursuant to the Software Contracts identified as "licenses from third parties (development and/or marketing)" or "licenses from third parties (internal use only)" in Schedule 1.1.c. Except as set forth in Schedule 4.12, the Software Programs and Technical Documentation contain no other programming or materials in which any third party may claim superior, joint, or common ownership, including any right or license. Except for material in the public domain and identified in Schedule 4.12, the Software Programs and Technical Documentation do not contain derivative works of any programming or materials not owned in their entirety by Seller and included in the Assets.

      4.13 Third-Party Interests or Marketing Rights in Software Programs. Seller has not granted, transferred, or assigned any right or interest in the Software Programs, the Technical Documentation, or the Intellectual Property to any person or entity, except pursuant to the Software Contracts identified as "distributorships, dealerships, franchises, and manufacturer's representative contracts" or "licenses and sublicenses to others" in Schedule 1.1.c. Except as set forth in Schedule 4.13, all Software Contracts identified as "licenses and sublicenses to others' in Schedule 1.1.c constitute only end-user agreements, each of which grants the end-user thereunder solely the nonexclusive right and license to use an identified Software Programs and related user documentation, for internal purposes only, on a single central processing unit (CPU). There are no contracts, agreements, licenses, and other commitments and arrangements in effect with respect to the marketing, distribution, licensing, or promotion of the Software Programs or any other Inventory, the Technical Documentation, or the Intellectual Property by any independent salesperson, distributor, sublicensor, or other remarketer or sales organization, except for the Software Contracts identified as "distributorships, dealerships, franchises, and manufacturer's representative contracts" in Schedule 1.1.c.

       4.14 Financial Statements. Schedule 4.14 sets forth combined income statements, balance sheets, and statements of changes in financial position for the Business as of December 31, 1995 and December 31, 1996 (the "Financial Statements"). The Financial Statements do not overstate the Assets or understate the Assumed Liabilities as then in existence. The results of operation in the Financial Statements do not overstate revenues or understate expenses of Seller or its predecessor.

      4.15  Undisclosed  Liabilities.  Except  as  set  forth  in
Schedule 4.15 and subject to any explicit knowledge qualifications contained elsewhere in this Article 4, there are no liabilities or obligations, secured or unsecured (whether absolute, accrued, contingent, or otherwise, and whether due or to become due), except such liabilities and obligations that are accrued and reserved against in the Financial Statements.

     4.16 Conduct of Business.

           a.  No  Change  in Assets.   Except as  set  forth  in
Schedule 4.16.a, since the Effective Date, Seller has not removed or disposed of, and there has been no other change in, any assets that were assets of the Business.

           b. No Material Adverse Change. Except as set forth  in
Schedule 4.16.b, since the Effective Date, there has been no material adverse change in the Business or the Assets or in the financial condition, operations, or prospects of the Business.

          c. Absence of Particular Events. Except as set forth in
Schedule  4.16.c, since the Effective Date, Seller  has  not  (1)
suffered any damage or destruction adversely affecting the Business or involving the Assets; (2) made any change in any method, practice, or principle of accounting involving the Business or the Assets; (3) sold, transferred, leased or in any way disposed of any Asset; or (4) agreed to take any action described in this Section 4.18.c.

           d. Absence of Joint Ventures, etc. Except as set forth in Schedule 4.16.d, Seller is not a party to any joint venture or other similar agreement or arrangement that involves any sharing of profits of the Business or the Assets or is similar to or competitive with the Business, other than the Software Contracts identified as "licenses from third parties (development and/or marketing)" or "distributorships, dealerships, franchises, and manufacturer's representative contracts" in Schedule 1.1.c.

      4.17 Major Vendors and Customers. Schedule 4.17 lists each licensor, developer, remarketer, distributor, and supplier of property or services to, and each licensee, end-user, or customer of, the Business together with, in each case, the amount paid or billed during the most recent fiscal year. Seller and Owners have no reason to believe that the relationship with any such person or entity might not be continued by Buyer, after its acquisition of the Assets, indefinitely at least at substantially the same level of business and on substantially the same terms as Seller experienced during the twelve (12) month period preceding the Effective Date.

     4.18 Litigation. Except as set forth in Schedule 4.18.a, no claim, action, suit, proceeding, inquiry, hearing, arbitration, administrative proceeding, or investigation (collectively, "Litigation") is pending, or threatened against Seller or either Owner, Seller's present or former directors, officers, or employees, or any party to any Software Contract, affecting, involving, or relating to the Business or any of the Assets. Except as set forth in Schedule 4.18.b, no Litigation has been brought against Seller or either Owner affecting, involving, or relating to the Business or any of the Assets. Seller and both Owners know of no facts that could reasonably be expected to serve as the basis for Litigation against any of them (or the Buyer upon acquisition of the Assets), Seller's present or former directors, officers, or employees, or any party to the Software Contracts, affecting, involving, or relating to the Business or the Assets.

     4.19 Court Orders, Decrees, and Laws

           a. Compliance With Laws. There is no outstanding or threatened order, writ, injunction, or decree of any court, governmental agency, or arbitration tribunal against Seller or either Owner. Seller is not in violation of any applicable federal, state, or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment, or decree, and Seller or the Owners have received no notices of any allegation of any such violation. The foregoing shall be deemed to include without limitation laws and regulations relating to the federal patent, copyright, and trademark laws, state trade secret and unfair competition laws, and to all other applicable laws, including equal opportunity, wage and hour, and other employment matters, and antitrust and trade regulation laws.

           b. Adequacy of Authorizations. The Authorizations constitute all approvals, authorizations, certifications, consents, variances, permissions, licenses, or permits to or from, or filings, notices, or recordings to or with, federal, state, or local governmental authorities that are required for the ownership and use of the Assets and the conduct of the Business under federal, state, and local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment, or decree. Seller is in compliance with all terms and conditions of such required Authorizations. All of the Authorizations are in full force and effect, and no suspension or cancellation of any of them is being threatened, nor will any of the Authorizations be affected by the consummation of the transactions described in this Agreement, except to the extent any such Authorizations are transferable only upon receipt of the Required Government Consents. Seller is in compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in those laws or contained in any law, regulation, code, plan, order, decree, judgment, notice, or demand letter issued, entered, promulgated, or approved thereunder materially relating to or affecting the Business.

           c. Environmental Compliance. Seller has never used any Hazardous Materials (as hereinafter defined) on, from, or affecting the Assets or any facility, site, area, or property owned, used, controlled, or occupied by the Business (other than the premises of Nestor) in any manner that violates any federal, state, or local law, regulation, governmental restriction, order, judgment, or decree governing the use, storage, treatment, transportation, manufacture, handling, production, or disposal of Hazardous Materials. For purposes hereof, "Hazardous Materials" include any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined and/or regulated in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 USC 9601 et seq.), the
Hazardous Materials Transportation Act, as amended (49 USC 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 USC 6901 et seq.), and applicable state environmental law, and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state, or local environmental law, ordinance, rule, or regulation. The term "material" includes asbestos, polychlorinated biphenyls, kerosene, and fuel oil. The term "release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment. The term "environment" means any surface or groundwater water supply, land, surface, or subsurface strata or the ambient air.

     4.22 Taxes

           a. Tax Returns and Payment of Taxes. All tax returns of every kind (including returns of real and personal property taxes, intangible taxes, withholding taxes, and FICA and unemployment compensation taxes) that are due to have been filed by Seller in accordance with any applicable law have been duly filed; and all taxes shown to be due on such returns have been paid in full.

           b.  State Sales Taxes, etc. Schedule 4.22.b identifies
(1) each jurisdiction in which the Business is conducted in which sales, use, excise, or intangible taxes are due or paid on Software Programs or other Inventory sold or licensed by Seller in conjunction with the Business and (2) the Software Programs or other Inventory subject to taxation in such jurisdiction.

     4.23 Personnel and Compensation

           a. List of Personnel. Seller has no, and has never had, any employees. Seller shall have delivered to Buyer prior to Closing a true and complete list of the names and current compensation levels of all consultants involved in the Business.

           b. Compensation, etc. Except as set forth in Schedule 4.23.b, Seller is not subject to, and has no obligation under, any employment, consulting, or collective bargaining contracts, deferred compensation, pension (as defined in Section 3(2) of the Employee Retirement Income Security Act (ERISA), profit-sharing, bonus, stock option, stock appreciation, stock purchase, or other nonqualified benefit or compensation commitments, benefit plans, arrangements, or plans, including any welfare plans (as defined in Section 3(1) of ERISA), fringe benefit arrangements, or multi-employer plans (as defined in Section 3(37)(A) of ERISA). Seller has complied with all of its obligations under the foregoing in all material respects.

            c.  Retirement  Plans.  Seller  has  established   no
retirement plans.

            d. Multi-employer Plan. Neither Seller or any predecessor in interest thereto, nor any trade or business under common control with Seller or any predecessor in interest thereto (within the meaning of Section 414(i) of the Internal Revenue
Code) has ever contributed to any pension plan that is a Multi-employer Plan.

           e. Adequate Reserves for Welfare Plans. For welfare plans (as defined in Section 3(2) of ERISA) listed (or required to be listed) in Schedule 4.23.b, reserves have been established by Seller or its insurance companies at least sufficient to pay all claims incurred under the provisions of such plans on or prior to the Closing Date. Seller has not received notice of, nor does it know any basis for, any retrospective premium charge for claims relating to any period prior to the Closing Date under such contracts.

           d. Compliance with Laws. Seller is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and occupational safety and health, and is not engaged in any unfair labor practice within the meaning of Section 8 of the National Labor Relations Act. There is no unfair labor practice, charge, or complaint or any other matter against or involving Seller pending or threatened before the National Labor Relations Board or any court of law. No certification or decertification question or organizational drive exists or has existed within the past twelve (12) months respecting Seller. There are no charges, investigations, administrative proceedings, or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin sexual preference, handicap, or veteran status) pending or threatened before the Equal Employment Opportunity Commission or any federal, state, or local agency or court against Seller and no basis for any such charge, investigation, administrative proceeding, or complaint exists. There have been no audits of the equal employment opportunity practices of Seller.

     4.25 Sufficiency of Rights. Except as set forth in Schedule 4.25, and assuming the renewal or continuation of all business arrangements currently in place (and to the best knowledge of Seller and Owners, no reason exists why such renewal or continuation in favor of Buyer could be obstructed), the Assets constitute all of the properties, rights, and privileges necessary for the indefinite continuation of the conduct of the Business by Buyer in substantially the same manner as it has been operated by Seller during the twelve (12)-month period preceding the Effective Date.

      4.26 Broker's or Finder's Fees. Seller has not authorized any person to act as broker or finder or in any other similar capacity in connection with the transactions contemplated by this Agreement in any manner that may or will impose liability on Buyer.

      4.27  Related-Party Transactions.  Except as  disclosed  in
Schedule 4.27, Seller is not a party to any contract, agreement, license, lease, or arrangement with, or any other commitment to, directly or indirectly, (1) any Owner or officer or director of Seller or a Related Person to any of the foregoing; (2) any corporation, trust, or other entity in which any such person has an equity or participating interest; or (3) or any partnership in which any such person has a partnership or participating interest. Each such contract, agreement, license, lease, arrangement, and commitment was entered into by Seller in the ordinary course of business upon terms that are fair and reasonable to the Assets without regard to the status and relationship of such other parties.

      4.28 Certain Payments. Except for routine and ordinary business expenses, incurred in the ordinary course of business and reflected in the Financial Statements, since the Seller's organization, neither the Seller nor the Owners nor any other person associated with or acting for or on behalf of the Seller or the Owners, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person or entity, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business,
(ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Seller or any affiliate of the Seller, or (iv) in violation of any law, rule or regulation, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Seller.


4.29 Issuance of Nestor Securities.

           a. The Owners and Seller understand and agree that issuance of the Nestor Securities to Seller pursuant to this Agreement is intended to be exempt from registration under the Securities Act by virtue of section 4(2) of the Securities Act and the regulations issued thereunder. Neither Seller nor either Owner has or will take any action, or fail to take any action, which could result in, or have the effect of such exemption being or becoming unavailable. Neither Seller nor either Owner shall take the position, or make any claim, that the issuance of the Nestor Securities pursuant to Seller pursuant to this Agreement is not so exempt from registration under the Securities Act.

           b. All documents, records and books pertaining to Nestor or to Owners' acquisition of the Nestor Securities have been made available for inspection by Seller, Owners, their attorneys and/or accountants.

           c. The Owners and Seller and/or their advisor(s) have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of Nestor concerning its business and the Nestor Securities and all such questions have been answered to the full satisfaction of the Owners and Seller.

           d. The Seller and the Owners are not acquiring the Nestor Securities as a result of or subsequent to any advertise ment, article, notice or other communication published by the
Buyer or Nestor or any one acting on their behalf in any newspaper, magazine or similar media, or broadcast over television or radio, any seminar or meeting, or any solicitation of by a person not previously known to the Owners or Seller in connection with investments in securities generally.
           e. The Owners have each reached the age of majority (as defined by the states in which they reside), have each adequate means of providing for their individual current needs and personal contingencies, are each able to bear the substantial economic risks of an investment in the Nestor Securities for an indefinite period of time, have each no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment. Seller is a corporation wholly owned by Owners and not formed for the purpose of acquiring the Nestor Securities.

           f. The Owners's individual overall commitments to investments which are not readily marketable are not, and their individual acquisitions of Nestor Securities will not cause such overall commitment to become, disproportionate to their respective net worths.

           g. The Owners each have such knowledge and experience in financial, tax and business matters so as to enable each of them to utilize the information made available to them in connec tion with the issuance of the Nestor Securities in order to evaluate the merits and risks of an investment in the Nestor Securities and to make an informed investment decision with respect thereto.

           h. The Seller and Owners are each acquiring the Nestor Securities solely for their own accounts as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person has, or will have immediate subsequent to the Closing, a direct or indirect beneficial interest in the Nestor Securities issued to the Owners.

           i. Except for transfers by the Seller to the Owners, the Seller and each Owner (i) will not sell, transfer, pledge, assign or otherwise dispose of any Nestor Securities without registration thereof under the securities act or receipt by Nestor of an opinion of counsel in form and substance satisfac tory to Nestor and its counsel to the effect that such registration is not required and (ii) fully understand and agree that they must bear the economic risk of its investment for an indefinite period of time because, among other reasons, the Nestor Securities has not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, transferred, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states or unless an exemption from such registration is available.

           j. The Seller and each Owner understand that neither Nestor nor the Buyer is not under any obligation to register or attempt to register the Nestor Securities or to assist the Owners in complying with any exemption from registration under the Securities Act except to provide such information regarding
Nestor as may be reasonably required in connection with the rendering of an opinion under Section 4.29.i.

           k. The Seller and each Owner understands that (i) sales or transfers of the shares of the Nestor Securities may be made only in compliance with certain state securities laws, (ii) certificates evidencing shares of the Nestor Securities will bear a legend reflecting the transfer restrictions imposed thereon both by law and this Agreement and a notation may be made in the records of Nestor restricting the transfer of such Nestor Securities in a manner consistent with the foregoing.

           l. No federal or state agency has passed upon the Nestor Securities or made any finding or determination as to the fairness of investment therein.

      4.30 Use of Certain Assets, Etc. The Intellectual Property was conceived and developed by Owners on their own time during the period Scofield was an employee of Nestor. Neither the Seller nor either Owner used or incorporated on or prior to the Effective Date in any "material" (as hereinafter defined) way any intellectual property or other assets of Nestor in the Business (including, without limitation, the conception or development of the Intellectual Property), except for (i) information then in the public domain and (ii) information or other assets used after the Effective Date by the Owners in their capacities as employees of Nestor or the Buyer. As used in this Section 4.30 the term "material" means assets in the aggregate totaling $5000 or more.

      4.31 Disclosure. No representation, warranty, or statement made by Seller or the Owners in this Agreement or in any document or certificate furnished or to be furnished to Buyer pursuant to this Agreement contains or will contain any untrue statement or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading. Seller and the Owners have disclosed to Buyer all facts known or reasonably available to Seller and the Owners that are material to the financial condition, operation, or prospects of the Business, the Assets, and the Assumed Liabilities.

       4.32 Truth at Closing. All of the representations, warranties, and agreements of Seller and the Owners contained in this Article IV shall be true and correct and in full force and effect on and as of the Effective Date, the Closing Date and each and every date between the Effective Date and the Closing Date.


                            Section 5

             REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller as follows:

      5.1 Organization. Buyer is a corporation validly existing and in good standing under the laws of the State of Delaware with the corporate power and authority to conduct its business and to own and lease its properties and assets.

      5.2 Power and Authority. Buyer has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby and thereby, and Buyer has taken all necessary corporate action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and, when such other agreements and instruments are executed and delivered, the other agreements and instruments to be executed and delivered by Buyer in connection with the transactions contemplated hereby and thereby shall be, the legal, valid, and binding obligation of Buyer, enforceable in accordance with their terms.

     5.3 Broker's or Finder's Fees. Buyers has not authorized any person to act as broker, finder, or in any other similar capacity
in   connection  with  the  transactions  contemplated  by   this
Agreement.

      5.4 No Conflict. Neither the execution and delivery by Buyer of this Agreement and of the other agreements and instruments to be executed and delivered by Buyer in connection with the transactions contemplated hereby or thereby, nor the consummation by Buyer of the transactions contemplated hereby or thereby will violate or conflict with (1) any federal, state, or local law, regulation, ordinance, governmental restriction, order, judgement, or decree applicable to Buyer, or (2) any provision of any charter, bylaw, or other governing or organizational instrument of Buyer.

      5.5 Nestor Stock. Upon its issuance to the Company in accordance with the terms and conditions of this Agreement, the Nestor Stock will be validly issued, fully paid and non-assessable.

       5.6   Truth  at  Closing.   All  of  the  representations,
warranties, and agreements of Buyer contained in this Article V shall be true and correct and in full force and effect on and as of the Closing Date.

                            Section 6

               CONDITIONS TO SELLER'S OBLIGATIONS

      Each of the obligations of Seller and the Owners to be performed hereunder shall be subject to the satisfaction (or waiver by Seller) at or prior to the Closing Date of each of the following conditions:

      6.1 Representations and Warranties True at Closing Date. Buyer's representations and warranties contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of such date; Buyer shall have complied with the covenants and agreements set forth herein to be performed by it on or before the Closing Date; and Buyers shall have delivered to Seller a certificate dated the Closing Date and signed by a duly authorized officer of Buyer to all such effects.

      6.2 Litigation. No Litigation shall be threatened or pending against Buyer, Seller or either Owner before any court or governmental agency that, in the reasonable opinion of counsel for Seller, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

      6.3 Documents Satisfactory in Form and Substance. All agreements, certificates, and other documents delivered by Buyer to Seller hereunder shall be in form and substance satisfactory to counsel for Seller, in the exercise of such counsel's reasonable judgment.

      6.4 Consents. All Required Contract Consents shall have been obtained.

      6.5 Employment of Owners. At or prior to the Closing, the Owners shall have become employees at will of Nestor or the Buyer, as the case may be.

      6.6 Letter of Nestor. At or prior to the Closing, Nestor shall have delivered to Seller a letter in the form attached hereto as Schedule 6.6, the effectiveness of which shall be expressly contingent upon the occurrence of Closing.

      6.7 Release. At or prior to the Closing, Nestor shall have entered into releases in the form attached hereto as Schedule
6.7, the effectiveness of which shall be expressly contingent upon the occurrence of Closing.


                            Section 7

                CONDITIONS TO BUYER'S OBLIGATIONS

      Each of the obligations of Buyer to be performed hereunder shall be subject to the satisfaction (or the waiver by Buyer) at or prior to the Closing Date of each of the following conditions:
      7.1 Representations and Warranties True at Closing Date. Seller's and Owners' representations and warranties contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of such date; Seller and Owners shall have complied with the covenants and agreements set forth herein to be performed by them on or before the Closing Date; and Seller and each Owner shall have delivered to Buyer a certificate dated the Closing Date and signed by a duly authorized officer of Seller to all such effects.

     7.2 Performance.  Seller and Owners shall have performed and
complied   with  all  agreements,  obligations,  and   conditions
required by this Agreement to be performed or complied with by them on or prior to the Closing.

      7.3 Investigations. Neither any investigation of Seller or Owners by Buyer, nor the Schedules hereto, nor any other document delivered to Buyer as contemplated by this Agreement, shall have revealed any facts or circumstances that, in the good faith judgment of Buyer, reflect in a material adverse way on the Assets, the Assumed Liabilities, or the business, operations, or prospects of the Software Business.

     7.4 Consents.  All Required Government Consents and Required
Contract Consents shall have been obtained.

      7.5 No Litigation. No Litigation shall be threatened or pending against Buyer, Seller or either Owner before any court or governmental agency that, in the reasonable opinion of counsel for Seller, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

     7.6 No Material Adverse Change. From Effect Agreement until the Closing Date, Seller shall not have suffered any material adverse change (whether or not such change is referred to or described in any supplement to the Schedules) effecting, the Assumed Liabilities, or the financial condition, operations, or prospects of the Business.

      7.7 Opinion of Seller's Counsel. Seller and the Owners shall have delivered to Buyer an opinion of Redding and
Associates, counsel to Seller and the Owners, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer.

      7.8 Employment of Owners. At or prior to the Closing, the Owners shall have become employees at will of Nestor or the Buyer, as the case may be.

     7.9 Non-Compete Agreements. At or prior to the Closing, the Owners shall each have entered into non-compete agreements in the form attached hereto as Schedule 7.9, the effectiveness of which shall be expressly contingent upon the occurrence of Closing.

     7.10 Releases. At or prior to the Closing, the Owners shall have each entered into releases in the form attached hereto as
Schedule 7.10, the effectiveness of which shall be expressly contingent upon the occurrence of Closing.

                            Section 8

                             CLOSING

      8.1 Closing. The closing of the purchase and sale of the Assets and the transfer and assumption of the Assumed Liabilities
(the "Closing") shall take place at the offices of Buyer at 10:00
AM on March 31, 1997 (the "Closing Date").

      8.2 Actions at Closing. At Closing, Buyer and Seller shall take the following actions, in addition to such other actions as may otherwise be required under this Agreement:

           a. Copies of Consents. Seller shall deliver to Buyer copies of all Required Contract Consents and all Required
Government Consents.

           b. Conveyance Instruments. Seller shall deliver to Buyer such warranty deeds, bills of sale, assignments, and other instruments of conveyance and transfer as Buyer may reasonably request to effect the assignment to Buyer of the Assets.

          c. Deliver of Assets. Seller shall deliver to Buyer all Inventory, tangible Assets, Technical Documentation, Business Records, and all copies of, but a least one master copy of each version of, the Software Programs (in both source code and object code form).

           d. Payment of Purchase Price. Buyer will cause to be issued at the written direction of Seller two hundred thousand (200,000) shares of the Nestor Stock of which one hundred thousand (100,000) will be immediately delivered, or caused to be delivered, by Seller to the escrow agent referred to in the next sentence of this Section 8.2.d. Buyer, Seller and Owners will enter into an escrow agreement in the form of Schedule 8.2.d (the "Escrow Agreement") with Herbert S. Meeker. At a minimum the Escrow Agreement shall provide that Buyer may adjust or set off, as the case may be, any amount to which it may be entitled under Sections 10.1, 10.6 and 12.12 against any Nestor Stock held in escrow under the Escrow Agreement.

           f. Assumption Agreement. Buyer shall deliver to Seller an assumption agreement pursuant to which Buyer assumes and agrees to pay and perform the Assumed Liabilities.

            g. Certificates. Each Party shall deliver the certificates required under Section 6.1 and 7.1, respectively, as to the accuracy of the representations and warranties contained herein, the compliance with the covenants and agreements contained herein, and the satisfaction of the conditions to Closing contained herein.

           h. Opinion of Seller's Counsel. Seller shall cause its counsel to deliver to Buyer the legal opinion required under
Section 7.7.

            i. Employment. Each of the Owners shall become employees at will of Nestor or the Buyer.

          k. Non-Compete Agreement. Each of the Owners shall have entered into the non-compete agreements set forth in Schedule
7.9.

           l.  Releases. Each of Nestor and the Owners shall have
entered  into  the releases set forth in Schedules 6.7  and  7.10 respectively.

      8.3 Further Assurances. At and after the Closing, without further consideration, Seller and each Owner shall take all such other action and shall procure or execute, acknowledge, and deliver all such further certificates, conveyance instruments, consents, and other documents as Buyer or its counsel may reasonably request (1) to vest in Buyer, and perfect and protect Buyer's right, title, and interest in, and enjoyment of, the Assets or (2) to ensure more effectively the compliance of Seller with its agreements, covenants, warranties, and representatives under this Agreement.

                            Section 9

         COVENANTS OF SELLER AND BUYER FOLLOWING CLOSING

      9.1 Tax Matters. Seller shall have the right, liability and responsibility to direct the handling of all tax matters affecting or relating to it, including the prosecution of all administrative and judicial remedies, the settlement of all issues, and the execution of agreements, consents, or waivers, extending the statute of limitations, provided that no such action, agreement, or stipulation shall have any effect on the tax position or liability of Buyer, including as successor to the Business, or result in any increase in the Assumed Liabilities. Buyer understands that Seller and Owners intend that the transactions contemplated by this Agreement and the liquidation of Seller pursuant to a plan of liquidation shall constitute a Plan of Reorganization and shall qualify as a "C" reorganization under IRC section 368 (a)(1) (C). Buyer agrees that, in the event there is a challenge to that places in issue that qualification, it will, at Seller's and Owners' sole liability and subject to reimbursement by Seller or Owners for all the expenses incurred thereby, reasonable cooperate with Seller and Owners to furnish such relevant information as they may request.

      9.2 Allocation of Purchase Price. The Purchase Price shall be allocated to the Assets and Assumed Liabilities as set forth in Schedule 9.2, and all tax returns and reports filed by Seller and Buyer with respect to the transactions contemplated by this Agreement shall be consistent with that allocation.

      9.3 Transfer Taxes. All sales, transfer, and similar taxes and fees (including all recording fees, if any) incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by Seller and Seller shall file all necessary documentation with respect to such taxes.

      9.4 Non-Compete. For a period of five (5) years after the Closing Date, Seller shall not engage in the business of acquiring, developing, marketing, distributing, licensing, or maintaining systems and application computer programs having any function similar to, competitive with, or substitutable for, the Software Programs, anywhere in the world, except as a customer or authorized distributor of Buyer or otherwise with Buyer's consent (which may be withheld in Buyer's sole discretion). Seller acknowledges and agrees that the current market for the Software Programs extends throughout the entire world, and it is therefore reasonable to prohibit Seller from competing with Buyer anywhere in such territory. Seller shall not engage in any such activity, directly or indirectly, on its own behalf or in the service of or on behalf of others.

      9.5 Seller's name. On or within thirty (30) days after the Closing Date, Seller shall change its name to a name not including Cyberiad and which is acceptable to Buyer, which acceptance shall not be unreasonably withheld.




                           Section 10

                            INDEMNITY

      10.1 Indemnification by Seller and Owners. Seller and Owners shall jointly and severely indemnify, defend, and hold harmless Buyer and each other member of the Group, and their respective successors and assigns and the directors, officers, employees, and agents of each (collectively, the "Buyer Group"), at, and at any time after, the Closing, from and against any and all demands, claims, actions, or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation, and settlement amounts, together with interest and penalties (collectively, a "Loss" or "Losses"), asserted against, resulting to, imposed upon, or incurred by the Buyer Group, directly or indirectly, by reason of, resulting from, or arising in connection with any of the following:

            a.   Breach   of  Obligation.  Any  breach   of   any
representation, warranty, or agreement of Seller contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby.

          b. Excluded Liabilities. Any liabilities or obligations of any kind or nature whatsoever, whether accrued, absolute, contingent, or otherwise, known or unknown, arising out of or in connection with the conduct of the Business or the ownership or use of the Assets prior to the Closing Date, except for the Assumed Liabilities.

           c.  Failure to Obtain Consents. Any failure to  obtain
the   Required  Government  Consents  or  the  Required  Contract
Consents.

           d. Noncompliance with Bulk Sales Law. Any failure to comply with any "bulk sales" or similar laws relating to notices to creditors.

          e. Incidental Matters. To the extent not covered by the foregoing, any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation, and settlement amounts, together with interest and penalties, incident to the foregoing.

      10.2 Indemnification by Buyer. Buyer shall indemnify, defend, and hold harmless Seller and its successors and assigns and the directors, officers, employees, and agents of each (collectively, the "Seller Group"), at, and at any time after, the Closing, from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation, and settlement amounts and including any net income tax amount associated with all such indemnification recoveries (collectively, a "Loss" or "Losses"), asserted against, resulting to, imposed upon, or incurred by the Seller Group, to the extent arising from any of the following:

            a.   Breach   of  Obligation.  Any  breach   of   any
representation, warranty, or agreement of Buyer contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby.

          b. Assumed Liabilities. Any of the Assumed Liabilities, except insofar as such Loss represents an Excluded Liability.

     10.3 Notice of Claim. The party entitled to indemnification hereunder (the "Claimant") shall promptly deliver to the party liable for such indemnification hereunder (the "Obligor") notice in writing (the "Required Notice") of any claim for recovery under Section 10.1 or Section 10.2, specifying in reasonable detail the nature of the Loss, and, if known, the amount, or an estimate of the amount, of the liability arising therefrom (the "Claim"). The Claimant shall provide to the Obligor as promptly as practicable thereafter information and documentation reasonably requested by the Obligor to support and verify the claim asserted, provided that, in so doing, it may restrict or condition any disclosure in the interest of preserving privileges of importance in any foreseeable litigation.

     10.4 Defense. If the facts pertaining to the Loss arise out of the claim of any third party (other than a member of the Buyer Group or Seller Group, whichever is entitled to indemnification for such matter) available by virtue of the circumstances of the Loss, the Obligor may assume the defense or the prosecution thereof, including the employment of counsel or accountants, at its cost and expense. The Claimant shall have the right to employ counsel separate from counsel employed by the Obligor in any such action and to participate therein, but the fees and expenses of such counsel employed by the Claimant shall be at its expense. The Claimant shall have the right to determine and adopt (or, in the case of a proposal by Obligor, to approve) a settlement of such matter in its reasonable discretion, except that Claimant need not consent to any settlement that (1) imposes any non-monetary obligation or (2) Obligor does not agree to pay in full. The Obligor shall not be liable for any settlement of any such claim effected without its prior written consent, which shall not be unreasonably withheld. Whether or not the Obligor chooses to so defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information, and testimony, and attend such conferences, discovery proceedings, hearings, trials, and appeals, as may be reasonably requested in connection therewith.

      10.5 Limitation. Notwithstanding anything in this Section 10 to the contrary, each Party's total liability to the other Parties for indemnification pursuant to Section 10, exclusive of Losses attended by fraud or any knowing or wilful breach of this Agreement, shall not exceed the then value of the Nestor Securities. Except for claims made under this Section 10 arising out of or in connection with or relating to a claim made by a third party or a claim attended by fraud or any knowing or willful breach of this Agreement, no claim may be made under this
Article 10 more than thirty (30) months from the Closing Date. Furthermore, no claim may be made under this Article 10 by any Party until and unless that Party's claims against the other Parties to this Agreement exceed in the aggregate one thousand dollars ($1000).

     10.6 Escrow; Right of Set-off. Upon ten (10) business days' notice to Seller and Owners specifying in reasonable detail the basis for such set-off, Buyer may set off any amount to which it may be entitled under Section 3.1.a, this Section 10 or Section
12.12 and against, at Buyer's sole election, (i) any Nestor Stock held in escrow under the Escrow Agreement and (ii) the then unexercised rights and privileges in the Phantom Stock. The exercise of such right of set-off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under this Agreement or the Escrow Agreement. Neither the exercise of nor the failure to exercise such right of set-off or to give a notice of a claim under the Escrow Agreement will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

      10.7 Jurisdiction. Seller and Owners hereby consent to the non-exclusive jurisdiction of any court in which a proceeding is brought against Buyer for purposes of any claim under this
Section 10 with respect to such proceeding or the matters alleged therein, and agree that process may be served on Seller or Owners with respect to such a claim anywhere in the world by certified mail, return receipt requested, or any other manner provided by law.

                           Section 11

                         CONFIDENTIALITY


       11.1 Confidentiality Obligation of Seller and Owners Following Closing. Following the occurrence of Closing, Seller and Owners shall, and shall use its best efforts to cause their personnel and agents to, hold in strict confidence, not disclose to any person without the prior written consent of Buyer, and not use in any manner whatsoever, any confidential business or technical information remaining in its possession concerning the Business or the Assets. Such confidential information specifically includes all source code, system and user documentation, and other Technical Documentation pertaining to the Software Programs, including any proposed design and specifications for future products and products in development, marketing plans, and all other technical and business information concerning the Business. Promptly following Closing, Seller and Owners shall surrender to Buyer or destroy all materials remaining in their possession containing any such confidential information, including all copies, extracts, adaptations, and transcriptions thereof.

      11.2 Scope of Confidential Information. For purposes of this Agreement, information shall not be deemed confidential (1) if such information is available in full from public sources; (2) if such information is received from a third party not under an obligation to keep such information confidential; (3) if the recipient can conclusively demonstrate that such information was independently developed by the recipient; or (4) if such information solely and exclusively consists of residual information, provided that such residual is not reproduced or disclosed by the recipient to any third-party and is not by recipient's use fixed in any tangible medium of expression (including but not limited to any machine readable material) or was not source code. Residual information shall mean information retained by a recipient only in non-tangible form.

     11.3 Judicial Proceedings. The provisions of this Section 11 shall not apply to any disclosure made pursuant to any order of any court, provided that the recipient in question has notified Buyer immediately upon its notice or knowledge of such order or the proceedings therefor and provided further that the recipient fully cooperates with Buyer in any efforts Buyer may make to intervene in such proceedings or to otherwise prevent such disclosure.

                           Section 12

                          MISCELLANEOUS

      12.1 Entire Agreement. This Agreement (including the Schedules), and the other certificates, agreements, and other instruments to be executed and delivered by the parties in connection with the transactions contemplated hereby; constitute the sole understanding of the parties with respect to the subject matter hereof. No amendment, modification, or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

      12.2 Parties Bound by Agreement; Successors and Assigns. The terms, conditions, and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof. Without the prior written consent of the other party, Buyer may assign its rights, duties, or obligations hereunder or any part thereof to any other person or entity, which shall thereupon become Buyer, provided that at the time of such assignment Buyer unconditionally and irrevocably guarantees the payment and performance of any duties or obligations so assigned.

     12.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

      12.4 Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

       12.5 Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party that is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

      12.6 Expenses. Seller and Buyer shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accounts, and counsel.

      12.7 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a Party may designate by notice to the other parties):

Seller:

     Cyberiad Software, Inc.
     Suite 160
     69 Governor Street
     Providence, RI 02906

Owners:

if to Scofield:

     Mr. Christopher Scofield
     38 Meadow Lane
     Barrington, RI 02806

if to Pflum:
     Mr. Jeffery M. Pflum
     55 Autumn Road
     Wrentham, MA 02093

with a copy to:

     Redding & Associates
     170 Westminster Street
     Providence, RI 02903
     Attention: James P. Redding
     Facsimile No.: 401-751-0031


Buyer:

     Nestor, Interactive, Inc.
     One Richmond Square
     Providence, RI 02906
     Attention: President
     Facsimile No.: 401-331-7319

with copies to:

     Nestor, Inc.
     One Richmond Square
     Providence, RI 02906
     Attention: President
     Facsimile No.: 401-331-7319

and

     Halket & Pitegoff LLP
     1890 Palmer Avenue
     Larchmont, NY 10538
     Attention: Thomas D. Halket
     Facsimile No.: 914-834-0888

and

     Baer Marks & Upham LLP
     805 Third Avenue
     New York, New York 10022-7513
     Attention: Herbert S. Meeker
     Facsimile No.: 212-702-5941


      12.8 Bulk Sales Law. The parties waive compliance with any bulk sales laws or similar laws relating to notices to creditors.

      12.9 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Rhode
Island without giving effect to the principles of conflicts of law thereof.

      12.10 Public Announcements. Neither Seller nor any Owner shall issue any press release or make any public statement regarding the existence of, terms and conditions of, or transactions contemplated by, this Agreement without the agreement of Buyer, except as such party's counsel advises in writing may be required by law.

      12.11 Third-Party Beneficiaries. With the exception of (1) the Parties to this Agreement and (2) the Buyer Group and the Seller Group, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

      12.12 Guaranty. To induce Buyer to enter into this Agree ment, the Owners jointly and severally guarantee to Buyer the due, full, complete and timely performance by Seller and/or the other Owner of each and every covenant, obligation, representation and warranty of Seller and/or the other Owner under this Agreement, together with all costs and expenses (including legal fees and expenses of attorneys chosen by Buyer) incurred by Buyer because of Seller's default or because of any default under this guarantee. This is an absolute, unconditional, and unlimited guarantee and may be proceeded upon by Buyer before taking any action against Seller or either Owner or after action against Seller or either Owner has been commenced. The obligations of the Owners hereunder shall not be discharged or impaired or otherwise affected by the liquidation, bankruptcy or other winding up of Seller or either Owner, by the failure of
Buyer to assert any claim or demand or to enforce any remedy under this Agreement, by any waiver, modification, or amendment of any provision hereof, by any default, failure, or delay, willful or otherwise, in the performance by the Seller or either Owner of its covenants, obligations, representation and warranties under this Agreement, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Owners, or either of them, or would otherwise operate as a discharge of the Owners as a matter of law. No payment by the Owners pursuant to this guarantee shall entitle the Owners, by subrogation to the rights of Buyer or otherwise, to any payment by Seller or either Owner or out of or in respect of the property of Seller, except after payment in full of all sums (including interest, costs and expenses) which may be or become payable by Seller or either Owner to Buyer at any time or from time to time pursuant to this Agreement or otherwise. In addition, and not in substitution, to the foregoing, upon the liquidation, bankruptcy or winding up of Seller, the Owners jointly and severally shall thereupon immediately assume and be personally liable and responsible for the due, full, complete and timely performance by Seller of each and every covenant, obligation, representation and warranty of Seller and/or the other Owner under this Agreement.

      12.13 References. Whenever reference is made in this Agreement to any Article, Section, or Schedule, such reference shall be deemed to apply to the specified Article or Section of this Agreement or the specified Schedule to this Agreement.

      12.14 Survival of Agreements. All Covenants, agreements, representations, and warranties made herein shall survive the execution and delivery of this Agreement and the Closing.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf on the date indicated.

CYBERIAD SOFTWARE, INC.



BY: /S/Christopher L. Scofield, President


NESTOR INTERACTIVE, INC.


BY: /S/David Fox, President


OWNERS:

/S/ Jeffrey Pflum


/S/ Christopher L. Scofield